EXHIBIT 4.1


                             MIPS TECHNOLOGIES, INC.
                      2002 NON-QUALIFIED STOCK OPTION PLAN
              (adopted by the Board of Directors on April 25, 2002)


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                             MIPS TECHNOLOGIES, INC.
                       2002 NONQUALIFIED STOCK OPTION PLAN
              (adopted by the Board of Directors on April 25, 2002)


1.   Purpose

           The purposes of the Plan are to (a) promote the long-term success of the Company and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified individuals. The Plan is intended to benefit a broad base of the employees and consultants of the Company.

2.   Definitions

           For purposes of the Plan, the following terms shall be defined as follows:

           "Administrator" means the Committee or the individual or individuals to whom the Committee delegates authority under the Plan in accordance with
Section 3(d).

           "Award Document" means a written document approved in accordance with
Section 3 which sets forth the terms and conditions of the Stock Option granted to the Participant. An Award Document may be in the form of (i) an agreement between the Company that is executed by an officer on behalf of the Company and is signed by the Participant or (ii) a certificate issued by the Company that is executed by an officer on behalf of the Company but does not require the signature of the Participant.

           "Board" means the Board of Directors of the Company.

           "Business Combination" means and includes each and all of the following occurrences:

           (i) a consolidation or merger pursuant to which more than 75% of the Company's Majority Voting Stock is transferred to different holders, except for a transaction intended primarily to change the state of the Company's incorporation;

           (ii) more than 75% of the assets of the Company are sold or otherwise disposed of; or

           (iii) the Company dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets.

           "Cause" means the termination of Employee's employment as a result of: (i) an act or acts of dishonesty undertaken by such Employee intended to result in personal gain by the Employee, (ii) persistent failure to perform the duties and obligations of such Employee which is not remedied in a reasonable period of time after receipt of written notice from Employer, (iii) violation of confidentiality or proprietary information obligations to or agreements entered into with the Employer, (iv) use, sale or distribution of illegal drugs on the Employer's premises,


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(v) threatening, intimidating or coercing or harassing
fellow employees, or (vi) the commission by such Employee of a felony.

           "Change in Control" means:

           (i)    a Business Combination.

           (ii) the acquisition of any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as Beneficial Owner (as such term is used in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding shares of capital stock of the Company's then outstanding securities with respect to the election of the directors of the Board.

           (iii) During any period of three (3) consecutive years, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director of the Board subsequent to the date of adoption of this Plan whose election, or a nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for these purposes, considered as though such person were a member of the Incumbent Board.

           "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

           "Committee" means the committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of at least two members and shall serve at the pleasure of the Board.

           "Common Stock" means the common stock, par value $.001 per share, of the Company. In the event the Company has more than one class of Common Stock, the class of Common Stock shall be as designated in the Award Document.

           "Company" means MIPS Technologies, Inc., a Delaware corporation, or its successors.

           "Consultant" means any person other than an Employee, including an advisor, who provides services to the Company or any Subsidiary, except in connection with a capital raising transaction.

           "Eligible Individuals" means Employees and Consultants.

           "Employee" means any person employed by the Company, Company's parent or any Subsidiary. A Participant shall not cease to be an Employee in the case of (i) any leave of


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absence approved by the Company or (ii) transfers between locations of the
Company or between the Company, its parent, any Subsidiary, or any successor.

           "Employer" means the Company, its parent, or a Subsidiary, as applicable, that employs the particular Employee.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

           "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock as reported on the composite tape for securities listed on the Nasdaq National Market, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

           "Good Reason" for voluntary resignation means (i) the Employer reduces by ten percent (10%) or more the Employee's compensation at the rate in effect immediately prior to the Change in Control or (ii) without the Employee's express written consent, the Employer requires the Employee to change the location of his or her job or office, so that he or she will be based at a location more than fifty (50) miles from the location of his or her job or office immediately prior to the Change in Control. For these purposes, "Compensation" means base salary, exclusive of bonus, incentive compensation and shift differential, paid by the Employer as consideration for the Employee's service.

           "Majority Voting Stock" means the class of the Company's voting stock which, as of the time of determination, possesses the right to elect a majority of the Board.

           "Nonqualified Stock Option" means a Stock Option which is not an incentive stock option within the meaning of Section 422 of the Code.

           "Participant" means an Eligible Individual to whom a Stock Option has been granted under the Plan.

           "Plan" means this MIPS Technologies, Inc. 2002 Non-qualified Stock Option Plan, as amended from time to time.

           "Stock Option" means an award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 7 hereof.

           "Subsidiary" means a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.



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           "Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

3.   Administration of the Plan

           (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

           (i)    to select Participants from the Eligible Individuals;

           (ii)   to grant Stock Options in accordance with the Plan;

           (iii) to determine the number of shares of Common Stock subject to each Stock Option;

           (iv) to determine the terms and conditions of each Stock Option, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of the termination of a Participant's status as an Employee or Consultant of the Company, its parent, or a Subsidiary, and including the authority to amend the terms and conditions of a Stock Option after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Stock Option;

           (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Stock Options;

           (vi) to construe and interpret any Award Document delivered under the Plan;

           (vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

           (viii) to vary the terms of Stock Options to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

           (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

           (x) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

           (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.



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           (b)    Plan Construction and Interpretation.  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

           (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

           (d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority under Sections 3(b) and 10 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

           (e) Liability of Committee. No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

           (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.   Effective Date and Term

           The Plan shall become effective upon its adoption by the Board. In no event shall any Awards be made under the Plan after the tenth anniversary of the date of the Board's adoption of the Plan.




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5.   Shares of Common Stock Subject to the Plan

           Subject to adjustment as provided in Section 9(b) hereof, the number of shares of Common Stock that may be issued pursuant to Stock Options under the Plan (the "Section 5 Limit") shall be 1,000,000 shares. Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

6.   Eligible Individuals

           Stock Options may be granted by the Committee to Eligible Individuals. An individual's status as an Administrator will not, by itself, affect his or her eligibility to participate in the Plan.

7.   Stock Options

           (a) Terms of Stock Options Generally. A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 7(b) below. Only Nonqualified Stock Options may be granted under the Plan. Stock Options may be granted in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company's obligations under any such plan. Shares issued or transferred pursuant to Stock Options or other rights granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or with which the Company combines shall not count against the Section 5 limit. The Committee shall fix the vesting and exercisability conditions applicable to a Stock Option.

           (b) Terms Set Forth in Award Document. The terms and provisions of a Stock Option shall be set forth in a written Award Document approved by the Committee and delivered or made available to the Participant as soon as administratively practicable following the date of such grant of Stock Option. The vesting, exercisability, payment and other restrictions applicable to a Stock Option (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Document. Notwithstanding the foregoing, the Committee may accelerate the date on which any Stock Option first becomes exercisable.

           (c) Exercise Price. The exercise price per share of Common Stock under a Stock Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided that the excess of:

           (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over



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           (ii)   the aggregate exercise price thereof,

does not exceed the excess of:

           (iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

           (iv)   the aggregate exercise price of such shares.

           (d) Option Term. The term of each Stock Option shall be fixed by the Committee and, subject to Section 3(a)(viii) above, shall not exceed ten years from the date of grant.

           (e) Method of Exercise. Subject to the provisions of the applicable Award Document, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

           (f) Termination as Employee or Consultant. If a Participant ceases to be an Employee or Consultant, the Participant may exercise his or her Stock Option within such period of time as is specified in the Award Document to the extent that the Stock Option is vested on the date of termination (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document). The date of a Participant's termination as an Employee or Consultant for any reason shall be determined in the sole discretion of the Committee. In the absence of a specified time in the Award Document, the Stock Option shall remain exercisable for three (3) months following the Participant's termination as an Employee or Consultant and then terminate, unless otherwise provided in this Plan. If, on the date of termination, the Participant is not vested as to his or her entire Stock Option, the Shares covered by the unvested portion of the Stock Option shall revert to the Plan. If, after termination, the Participant does not exercise the vested portion of his or her Stock Option within the period of time as is specified in the Award Document (or this Plan, if not specified in the Award Document), the Shares covered by such vested portion of the Stock Option shall revert to the Plan.

           (g) Accelerated Vesting Upon Death or Disability. In the event a Participant terminates his or her service with the Company, its parent or a Subsidiary due to Participant's death or disability (as defined in Section 22(e)(3) of the Code), all Stock Options granted to Participant shall become fully vested and exercisable upon such termination and remain exercisable for the period of time stated in the Participant's Award Document, but in no event later than the expiration of the term of such Stock



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     Option as set forth in the Award Document. In the absence of a specified time in the Award Document, the Stock Option shall remain exercisable for twelve (12) months following the Participant's termination due to the Participant's death or disability and then terminate. If, after termination, the Participant does not exercise the vested portion of his or her Stock Option within the period of time as is specified in the Award Document (or this Plan if not specified in the Award Document), the shares covered by such vested portion of the Stock Option shall revert to the Plan.

8.   Certain Restrictions

           (a) Transfers. Unless the Committee determines otherwise, no Stock Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

           (b) Exercise. During the lifetime of the Participant, a Stock Option shall be exercisable only by the Participant or by a permitted transferee to whom such Stock Option has been transferred in accordance with Section 8(a).

9.   Recapitalization or Reorganization

           (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5 above may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Stock Options and the number and kind of shares subject to any outstanding Stock Option and the exercise price per share, if any, under any outstanding Stock Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Stock Options. Such adjustments shall be made by the Committee, whose determination as to what



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     adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Stock Options shall be subject to the same vesting schedule and restrictions to which the underlying Stock Option is subject.

           (c) Business Combination. Except as otherwise specified in the applicable Award Document, in the event of a Business Combination, each outstanding Stock Option shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Options, the Committee may, in its discretion, provide for the Participant to fully vest in and have the right to exercise the Stock Option as to all of the Common Stock, including shares as to which it would not otherwise be vested or exercisable. If in lieu of assumption or substitution in the event of a Business Combination, a Stock Option becomes fully vested and exercisable, then the Committee shall notify the Participant in writing or electronically of the change in the Stock Option and that the Stock Option shall terminate fifteen (15) days from the date of such notice (to the extent applicable). For the purposes of this Section 9(c), the Stock Option shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive on the same terms and conditions as the Stock Option, for each share of Common Stock subject to the Stock Option immediately prior to the Business Combination, the consideration (whether stock, cash, or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Option, for each share of Common Stock subject to the Stock Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Business Combination.

           (d) Change in Control. In the event of the involuntary termination of an Employee's employment with the Company or a Subsidiary not for Cause or an Employee's termination of employment with the Company or a Subsidiary for Good Reason within twenty-four months after a Change in Control of the Company, all of such Employee's outstanding Stock Options shall become vested and exercisable.

10.  Amendments; Termination

           The Board or Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule. No termination or amendment of the Plan may, without the consent of the Participant to whom a Stock Option has been granted, adversely affect the rights of such Participant under such a Stock Option. Notwithstanding any


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provision herein or in any Award Document to the contrary, the Board or
Committee shall have broad authority to amend the Plan or any Stock Option under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

11.  Miscellaneous Provisions

           (a) Tax Withholding. The Company may require any individual entitled to receive a payment in respect of a Stock Option to remit to the Company, prior to such payment, an amount sufficient to satisfy any federal, state or local tax withholding requirements. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Stock Option any federal, state or local taxes required to be withheld with respect to such payments. In addition, the Company may permit any individual to whom a Stock Option has been made to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual upon settlement or exercise of such Stock Option or by delivering to the Company shares of Common Stock owned by the individual prior to exercising the option, subject to such rules as the Committee may establish from time to time.

           (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Stock Option or Award Document shall confer upon any Employee any right to continued employment with the Employer or interfere in any way with the right of the Employer to terminate the employment of any of its employees at any time, with or without cause.

           (c) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Employer to pay any compensation to a Participant under the Employer's other compensation and benefit plans and programs.

           (d) Other Employee Benefit Plans. Any Stock Option granted pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Employer, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

           (e) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Stock Option, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to Stock Options hereunder.

           (f) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option



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     under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

           (g) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

           (h) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

           (i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

           (j) Application of Funds. The proceeds received from the Company from the sale of Common Stock or other securities pursuant to grants of Stock Options shall be used for general corporate purposes.

           (k) Deferral. The Committee may, in its discretion and as provided in the applicable Award Document, permit a Participant to defer receipt of the shares underlying a Stock Option upon exercise pursuant to the terms of any deferred compensation plan maintained by the Company.

           (l) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.



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